UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2026
Orion180 Insurance Group Inc.
(Exact name of registrant as specified in its charter)

Texas	001-43475	88-0901536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
930 S. Harbor City Blvd., Suite 302 Melbourne, Florida 32901
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (321) 213-6222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	OIG	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
In connection with the initial public offering (the “Offering”) by Orion180 Insurance Group Inc. (the “Company”) of its Class A common stock, par value $0.001 (the “Common Stock”), described in the prospectus (the “Prospectus”), dated September 17, 2026, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), which is deemed to be part of the Registration Statement on Form S-1 (File No. 333-298453) (as amended, the “Registration Statement”), the following agreements were entered into:
•the Registration Rights Agreement, dated September 17, 2026, by and between the Company and Kenneth Gregg (the “Registration Rights Agreement”);
•the Exchange Agreement, dated September 21, 2026, by and between the Company and Kenneth Gregg (the “Exchange Agreement”); and
•the Indemnification Agreements, dated September 17, 2026, by and between the Company and each of its directors and executive officers (the “Indemnification Agreements”).
The Registration Rights Agreement, Exchange Agreement, and form of Indemnification Agreement, are filed herewith as Exhibits 10.1, 10.2, and 10.3, respectively, and are incorporated herein by reference. The terms of these agreements are substantially the same as the terms set forth in the forms of such agreements previously filed as exhibits to the Registration Statement and as described therein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective September 17, 2026, Messrs. Kevin Bollinger, Samir Deshpande, Robert V. Deutsch, Lawrence E. McAlee, and Kernan “Kip” Oberting were elected to the board of directors of the Company. Messrs. Bollinger, McAlee, and Oberting will serve on the Company’s Audit Committee. Messrs. Deutsch, Deshpande, and Oberting will serve on the Company’s Compensation Committee. Messrs. McAlee, Bollinger, Deutsch, and Deshpande will serve on the Company’s Nominating and Corporate Governance Committee. Biographical information regarding the directors has previously been reported by the Company in the Registration Statement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 21, 2026, the Amended and Restated Certificate of Formation (the “Certificate of Formation”) of the Company, filed with the Secretary of State of the State of Texas on September 14, 2026, and the Amended and Restated Bylaws of the Company (the “Bylaws”) each became effective, in connection with the closing of the initial public offering of shares of the Company’s Common Stock. The Charter, among other things, provides that the Company’s authorized capital stock consists of 400,000,000 shares of Class A common stock and 100,000,000 shares of Class B common stock, in each case, with $0.001 par value, and 50,000,000 shares of undesignated preferred stock, with $0.001 par value. As described in the Prospectus, the Company’s board of directors and shareholders previously approved the amendment and restatement of these documents to be effective upon the completion of the Company’s initial public offering. A description of certain provisions of the Certificate of Formation and the Bylaws is set forth in the section titled “Description of Capital Stock” in the Prospectus.
The foregoing description of the Certificate of Formation and the Bylaws is qualified in its entirety by reference to (1) the Certificate of Formation filed as Exhibit 3.1 hereto and (2) the Bylaws filed as Exhibit 3.2 hereto, each of which is incorporated herein by reference.

Item 8.01	Other Events.
On September 21, 2026, the Company completed the Offering of 20,000,000 shares of its Common Stock at a price to the public of $12.00 per share. The gross proceeds to the Company from the initial public offering were $240.0 million, before deducting underwriting discounts and commissions.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1
Amended and Restated Certificate of Formation of Orion180 Insurance Group Inc. (incorporated by reference to Exhibit 3.1 to Orion180 Insurance Group Inc.’s Form S-8 filed on September 21, 2026, Registration No. 333-299037).

3.2
Amended and Restated Bylaws of Orion180 Insurance Group Inc. (incorporated by reference to Exhibit 3.2 to Orion180 Insurance Group Inc.’s Form S-8 filed on September 21, 2026, Registration No. 333-299037).

10.1	Registration Rights Agreement, dated as of September 17, 2026, by and between Orion180 Insurance Group Inc. and Kenneth Gregg.

10.2	Exchange Agreement, dated as of September 21, 2026, by and between Orion180 Insurance Group Inc. and Kenneth Gregg.

10.3
Form of Indemnification Agreement between Orion180 Insurance Group Inc. and each of its directors and executive officers (incorporated by reference to Exhibit 10.8 to Orion180 Insurance Group Inc.’s Form S-1 filed on August 20, 2026, Registration No. 333-298453).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion180 Insurance Group Inc.

Date: September 21, 2026	By:	/s/ Kenneth Gregg
Kenneth Gregg
Chief Executive Officer